Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated June 30, 2021, except for Note 7,11, 12 and 13, as to which the date is September 16, 2021, relating to the consolidated financial statements of AutoLotto, Inc. included in the Proxy Statement/Prospectus of Trident Acquisition Corp., which is part of this Registration Statement on Form S-4/A3. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Armanino LLP

Bellevue, Washington

October 4, 2021